                                                        EXHIBIT (z)(3)
                           LINDNER INVESTMENTS

                            POWER OF ATTORNEY

The undersigned trustee of Lindner Investments (the "Trust") hereby appoints Doug T. Valassis, John R. Elder and Mark T. Finn, and each of them individually, as such person's attorney-in-fact to sign and file on such person's behalf individually and in the capacity stated below, such Post-Effective Amendments to the Trust's Registration Statement on Form N-1A with the Securities and Exchange Commission as may be necessary or desirable in connection with the continued offering of the Trust's shares of beneficial interest.


/S/ JOHN R. ELDER                     Date: October 4, 2000
John R. Elder